Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$88,870,680
Unrealized Gain (Loss) on Market Value of Futures	(149,117,600)
Dividend Income	14,901
Interest Income	17,709
ETF Transaction Fees	12,000
Total Income (Loss)	$(60,202,310)

Expenses
Investment Advisory Fee	$566,872
Tax Reporting Fees	107,515
Brokerage Commissions	102,403
NYMEX License Fee	18,896
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	12,531
Prepaid Insurance Expense	8,907
SEC & FINRA Registration Expense	4,030
Tax Fees	800
Total Expenses	$835,543
Net Income (Loss)	$(61,037,853)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/12	$1,601,492,462
Additions (3,700,000 Units)	149,133,181
Withdrawals (6,500,000 Units)	(266,313,971)
Net Income (Loss)	(61,037,853)

Net Asset Value End of Month	$1,423,273,819
Net Asset Value Per Unit (36,300,000 Units)	$39.21

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502